LOAN AGREEMENT

     THIS LOAN AGREEMENT (the "Agreement") is entered into as of April 1, 1999, by and between LONGVIEW INDUSTRIAL CORPORATION
(the "Issuer"), a nonstock nonprofit industrial development corporation duly created and existing under the Constitution and laws of the State of Texas , and COLLINS INDUSTRIES, INC. (the "Company"), a Missouri corporation, as borrower;

                      W I T N E S S E T H:

     That the parties hereto, intending to be legally bound hereby and for and in consideration of the mutual agreements herein contained, DO HEREBY AGREE, as follows:

                           ARTICLE I

        DEFINITIONS AND CERTAIN RULES OF INTERPRETATION

     Section 1.1. Definitions. In addition to the words and terms elsewhere defined herein, the following words and terms as used herein shall have the following meanings unless the context or use clearly indicates another or different meaning or intent, and any other words and terms defined in the Indenture shall have the same meanings when used herein as assigned them in the Indenture unless the context or use clearly indicates another or different meaning or intent:

     "Act" means the Development Corporation Act of 1979, Article
5190.6, Vernon's Texas Civil Statutes, as amended.

     "Bank" means NationsBank, N.A., in its capacity as the issuer of the Letter of Credit, and its successors in such capacity and their assigns, and if a Substitute Letter of Credit is issued, the issuer thereof.

     "Bank Documents" means the Reimbursement Agreement and the Pledge Agreement.

     "Bank Representative" means each person at the time designated to act on behalf of the Bank by written certificate furnished to the Company and the Trustee containing the specimen signature of each such person and signed on behalf of the Bank by a Vice President, Assistant Vice President or its President. Such Certificate may designate an alternate or alternates.

     "Bond Counsel" means, with respect to the original issuance of the Bonds, McCall, Parkhurst & Horton L.L.P., 717 North Harwood, 9th Floor, Dallas, Texas 75201, and thereafter such other firm of nationally recognized attorneys at law appointed by the Company and acceptable to the Remarketing Agent, the Trustee and the Issuer, and if a Letter of Credit shall then be in effect with respect to the Bonds, approved by the Bank, and experienced in issuing opinions with respect to tax-exempt bonds under the exemptions provided in the Code.

     "Bond Fund" means the Bond principal and interest payment fund created by Section 4.02 of the Indenture.

     "Bondholder" or "Holder of the Bonds" means the registered owner of any Bond shown on the bond registration books kept by the Trustee as Bond Registrar.

     "Bonds" means the Variable Rate Demand Revenue Bonds of  the
Issuer issued pursuant to the Indenture. Any percentage of Bonds specified herein for any purpose is to be figured on the aggregate principal amount of Bonds then outstanding.

     "Company"   means  Collins  Industries,  Inc.,  a   Missouri
corporation, and its successors and assigns.

     "Company Documents" means this Loan Agreement, the Note, the
Bond  Purchase Agreement, the Remarketing Agreement, and the Bank
Documents.

     "Company Representative" means each person at the time designated to act on behalf of the Company by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Company by an authorized officer of the Company. Such certificate may designate an alternate or alternates.

     "Completion  Date"  means the date  determined  pursuant  to
Section 3.3.

     "Cost" means with respect to the Project, the cost of acquisition, construction, reconstruction, improvement, expansion, equipping and furnishing of the Project as provided in the Act, including without limitation, the cost of the acquisition of all land, rights-of-way, property rights, easements, and interests, the cost of all machinery and equipment, financing charges, interest during construction, necessary reserve funds, cost of estimates and of engineering and legal services, plans, specifications, surveys, estimates of cost and of revenue, other expenses necessary or incident to determining the feasibility and practicability of acquiring, constructing, reconstructing, improving, and expanding any such Project, administrative expense, and such other expense as may be necessary or incident to the acquisition, construction, reconstruction, improvement, and expansion thereof, the placing of the same in operation, and the financing of the Project.

     "Counsel" means an attorney, or firm thereof, admitted to practice law before the highest court of any state in the United
States of America or the District of Columbia.

     "Default" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an event of default hereunder.

     "Event of Default" means one of the events so denominated and described in Section 6.1 hereof.

     "Financing   Statements"  means  any   and   all   financing
statements (including continuation statements) filed for record from time to time to perfect the security interests created or assigned.

     "Fiscal   Agent"  means  the  Fiscal  Agent   appointed   in
accordance with Section 9.09 of the Indenture.

     "Indenture"  means  the  Trust  Indenture,  of   even   date
herewith, between the Issuer and the Trustee, pursuant to which the Bonds are to be issued and secured, including any indentures supplemental thereto.

     "Independent Counsel" means an attorney, or firm thereof, admitted to practice law before the highest court of any state in the United States of America or the District of Columbia and not an employee on a full-time basis of either the Issuer, the Trustee, the Bank or the Company (but who or which may be regularly retained by any one or more of them).

     "Independent Engineer" means an engineer or engineering firm registered and qualified to practice the profession of engineering under the laws of the State and not an employee on a full-time basis of either the Issuer or the Company (but who or which may be regularly retained by either).

     "Issuer" means Longview Industrial Corporation, and its successors and assigns..

     "Loan Agreement" means this Loan Agreement as it now exists and as it may hereafter be amended pursuant to Article XI of the Indenture.

     "Net Proceeds of Sale of the Bonds" means those proceeds of the sale of the Bonds remaining after payment of all expenses in connection with the issuance of the Bonds and the deposit of all accrued interest (if any) received from the sale of the Bonds in the Bond Fund, together with investment earnings on such net proceeds earned prior to the Completion Date.

     "Note" shall mean the promissory note of the Company in the principal amount of $4,200,000 dated as of April 1, 1999, in the form attached hereto as Exhibit B, issued pursuant hereto and delivered to the Issuer as consideration for the Loan of the proceeds of the Bonds, and any amendment or supplement thereto or substitution therefor.

     "Outstanding," when used with reference to the Bonds, shall have the meaning set forth in Article I of the Indenture.

     "Payment in Full of the Bonds" specifically encompasses the situations referred to in Section 7.01 of the Indenture.

     "Person" means any natural person, corporation, cooperative, partnership, trust or unincorporated organization, government or governmental body or agency, political subdivision or other legal entity as in the context may be appropriate.

     "Pledged Revenues" means and shall include:

     (a) the payments required to be made by or on behalf of the Company under this Loan Agreement except payments to (i) the Trustee and the Fiscal Agent for services rendered as Trustee under the Indenture and as Fiscal Agent for the Bonds and payments to be made to any Co-Trustee for services rendered under the Indenture and (ii) expenses, indemnification and other payments required to be made pursuant to Sections 5.2 and 6.4 hereof, and

     (b)    any  proceeds  which  arise  with  respect   to   any
disposition of any of the property, money, securities and interests granted by the Issuer to the Trustee under the Granting
Clause of the Indenture.

     "President" means the President or the Vice President of the Issuer.

     "Project" means the acquisition, installation, construction and equipping of certain manufacturing facilities, consisting of improvements and equipment to be used by the Company or its affiliates in the manufacture of terminal trucks, specialty vehicles and related products, to be located in the City of Longview, Texas, as more fully described on Exhibit A hereto.

     "Qualified Costs of Construction" means that portion of the Cost of the Project which is chargeable to the Project's capital account for federal income tax purposes or which would be so chargeable either with a proper election by the Company under the Code or but for a proper election by the Company to deduct such amount and which were incurred and paid, or are to be incurred and paid, after April 14, 1998.

     "Reimbursement Agreement" means the Reimbursement Agreement, of even date herewith, between the Company and the Bank, under the terms of which the Bank agrees to issue and deliver the Letter of Credit to the Trustee, and any amendment or supplement thereto, and if a Substitute Letter of Credit is issued, the agreement between the Bank and the Company pursuant to which such Substitute Letter of Credit is issued.

     "Secretary" means the Secretary of the Issuer.

     "State" means the State of Texas.

     "Substitute Letter of Credit" means the Substitute Letter of
Credit or an extension of the existing Letter of Credit issued in accordance with Section 4.3 hereof.

     "Trustee"    means   Norwest   Bank   Minnesota,    National
Association, a national banking association, having its principal corporate trust office in Minneapolis, Minnesota, or any co-trustee or any successor trustee under the Indenture.

     "Trustee Fees" means the periodic fees and expenses charged by the Trustee in order to serve as Trustee under the Indenture.

     "U.C.C." means the Uniform Commercial Code of the State, as now or hereafter amended.

     Section   1.2.    Certain  Rules  of  Interpretation.    The
definitions set forth in Section 1.1 shall be equally applicable to both the singular and plural forms of the terms therein defined and shall cover all genders.

     "Herein,"  "hereby," "hereunder," "hereof,"  "hereinbefore,"
"hereinafter"  and  other equivalent words  refer  to  this  Loan
Agreement and not solely to the particular Article, Section or subdivision hereof in which such word is used.

     Reference herein to an Article number (e.g., Article IV) or a Section number (e.g., Section 6.2) shall be construed to be a reference to the designated Article number or Section number hereof unless the context or use clearly indicates another or different meaning or intent.

     Any terms defined in Article I of the Indenture and not defined herein are hereby incorporated by reference.

     Section 1.3. Other Defined Terms. Capitalized terms used herein and not otherwise defined in this Loan Agreement shall have the meanings given such terms in the Indenture.

                           ARTICLE II

                        REPRESENTATIONS

     Section  2.1.   Representations by the Issuer.   The  Issuer
makes  the  following  representations  as  the  basis  for   the
undertakings on its part herein contained:

     (a) The Issuer (i) is a nonstock nonprofit industrial development corporation duly organized and existing under the laws of the State, (ii) has full power and authority to enter into the transactions contemplated by this Loan Agreement and the Indenture and to carry out its obligations under this Loan Agreement and the Indenture, including the issuance of the Bonds,
(iii) is not in default under any provisions of the laws of the State which would affect its existence or its powers referred to in this subsection and (iv) by proper corporate action has duly authorized the execution and delivery of this Loan Agreement, the Bonds and the Indenture.

     (b) Under existing statutes and decisions, no taxes on income or profits are imposed on the Issuer. The Issuer will not knowingly take or omit to take any action reasonably within its control which action or omission would impair the exclusion of interest paid on the Bonds from the gross income of the owners of the Bonds for federal income tax purposes.

     (c) Neither the execution and delivery by the Issuer of this Loan Agreement or the Indenture, nor the consummation by the Issuer of the transactions contemplated by this Loan Agreement or the Indenture, conflicts with, will result in a breach of or default under or will (except with respect to the lien of the Indenture) result in the imposition of any lien on any property of the Issuer pursuant to the terms, conditions or provisions of any statute, order, rule, regulation, agreement or instrument to which the Issuer is a party or by which it is bound.

     (d) Each of this Loan Agreement and the Indenture has been duly authorized, executed and delivered by the Issuer and each constitutes the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles of general applicability.

     (e) There is no litigation or proceeding pending, or to the knowledge of the Issuer threatened, against the Issuer, or to the knowledge of the Issuer affecting it, which would adversely affect the validity of this Loan Agreement, the Indenture or the Bonds or the ability of the Issuer to comply with its obligations under this Loan Agreement, the Indenture or the Bonds.

     (f) The Issuer hereby finds and determines that all requirements of the Act have been complied with, the Project constitutes and will constitute a "project" within the meaning of the Act and the financing of the Project through the issuance of the Bonds will further the public purposes of the Act.

     (g) No member, director, officer, official, agent or employee of the Issuer has any interest (financial, employment or other) in the Company or the transactions contemplated by this Loan Agreement.

     (h) The Issuer will apply the proceeds from the sale of the Bonds as specified in the Indenture and this Loan Agreement. So long as any of the Bonds remain outstanding and except as may be authorized by the Indenture, the Issuer will not issue or sell any bonds or obligations, other than the Bonds, the principal of, premium, if any, or interest on which will be payable from the Trust Estate.

     (i)    The  Project  will  be  wholly  located  within   the
boundaries of the Issuer.

     (j) No approval, authorization or consent of any governmental or public agency or authority or officer (other than those which have been obtained) is required in connection with the execution and delivery by the Issuer of this Loan Agreement, the Indenture or the Bonds, other than any required under the securities laws of the United States or any state, as to all of which no representation is made by the Issuer.

     (k) Based upon the representations made by the Company, the Board of Directors hereby finds that (i) the Project is suitable for the promotion of industrial or manufacturing development and expansion, (ii) the Project will have a direct, positive and favorable impact on employment in the Governmental Unit, and
(iii) that the Project is in furtherance of the public purposes as set forth in the Act.

     (l) The Governmental Unit has by resolution approved this Agreement as required by the Act.

     Section 2.2. No Representation or Warranty by Issuer as to Project. The Issuer makes no representation or warranty concerning the suitability of the Project for the purpose for which it is being undertaken by the Company. The Issuer has not made any independent investigation as to the feasibility or creditworthiness of the Company. Any bond purchaser, assignee of the Loan Agreement or any other party with any interest in this transaction, shall make its own independent investigation as to the creditworthiness and feasibility of the Project, independent of any representation or warranties of the Issuer.

     Section  2.3.  Representations by the Company.  The  Company
makes  the  following  representations  as  the  basis  for   the
undertakings on its part herein contained:

     (a) Organization and Power. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, (ii) is not required to qualify to transact business in the State, and (iii) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now being conducted and as presently proposed to be conducted.

     (b) Pending Litigation. There are no proceedings pending, or to the knowledge of the Company threatened, against or affecting the Company in any court or before any governmental authority, arbitration board or tribunal which if adversely determined, would materially and adversely affect the transactions contemplated by this Loan Agreement, the Bond Purchase Agreement, the Remarketing Agreement or the Indenture or which, in any way, would materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company, or the ability of the Company to perform its obligations under the Company Documents. The Company is not in default with respect to an order of any court, governmental authority, arbitration board or tribunal.

     (c) Agreements Are Legal and Authorized. The execution and delivery by the Company of each of the Company Documents and the compliance by the Company with all of the provisions hereof and thereof (i) are within the corporate power of the Company, (ii) will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property of the Company under the provisions of, any agreement, articles of incorporation, by-laws or other instrument to which the Company is a party or by which it may be bound, or any license, judgment, decree, law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties, and (iii) have been duly authorized by all necessary corporate action on the part of the Company.

     (d) Governmental Consent. Neither the Company nor any of its business or properties, nor any relationship between the Company and any other person, nor any circumstances in connection with the execution, delivery and performance by the Company of the Company Documents or the offer, issue, sale or delivery by the Issuer of the Bonds, is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Company other than those already obtained; provided, however, that no representation is made as to any consents, approvals or authorizations required in connection with the construction or occupancy of the Project.

     (e) No Defaults. No event has occurred and no condition exists with respect to the Company that would constitute an "event of default" under any of the Company Documents or which, with the lapse of time or with the giving of notice or both, would become such an "event of default." The Company is not in violation in any material respect of any agreement, articles of incorporation, by-laws or other instrument to which it is a party or by which it may be bound.

     (f) Compliance with Law. The Company is not in violation in any material way of any laws, ordinances, governmental rules or regulations to which it is subject and has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the properties, business, prospects, profits or conditions (financial or otherwise) of the Company.

     (g) Inducement. The Project will be wholly located within the boundaries of the City of Longview, Texas, consist of the facilities described in Exhibit A hereto, and constitute a "project" within the meaning of the Act. The Company represents to the Issuer and the Department that (1) the Project will contribute to the economic growth or stability of the Governmental Unit by (A) increasing or stabilizing employment opportunities in the Governmental Unit, (B) significantly increasing or stabilizing the property tax base of the Governmental Unit and the State, and (C) promoting commerce within the Governmental Unit and the State; (2) it has no present intention of using or moving any portion of the Project out of the State or disposing of or abandoning the Project; and (3) it has no present intention of directing the Project to a use other than the purposes represented to the Governmental Unit and the Department.

     (h) Use of Proceeds. The proceeds of the Bonds will be used solely to finance the cost of acquisition, construction, installation and equipping of the Project and the costs of issuance of the Bonds.

     (i)   Estimated  Time  of Completion of  the  Project.   The
Company estimates that the Project will be completed in November, 2000.

     (j) Location of Project. The Project is located entirely within the geographical boundaries of the City of Longview, Texas.

     Section 2.4.  Intentionally Omitted.

     Section 2.5. Purchase of Bonds by Issuer and Company. Except for purchases to retire Bonds and purchases pursuant to
Section 3.07 of the Indenture, the Issuer and the Company agree that they shall not purchase any Bonds, directly or indirectly.

                           ARTICLE III

        ISSUANCE OF THE BONDS; ACQUISITION, CONSTRUCTION,
              INSTALLATION AND FINANCING OF PROJECT

     Section 3.1. Agreement to Acquire, Construct and Equip the Project. The Company shall cause the acquisition, construction and equipping of the Project to be completed as described in Exhibit A, as such Exhibit A may be amended from time to time by the Company; provided, that in the case of any material change in such Exhibit A there shall be filed with the Issuer and the
Trustee the written approving Opinion of Bond Counsel to the effect that such change shall be permitted by the Act and shall not impair the exclusion of the interest on any of the Bonds from gross income of the owners thereof for federal income tax purposes. The Company agrees to obtain all licenses, permits and consents required for the acquisition, construction and installation of the Project, and the Issuer shall have no responsibility therefor.

     The Company will not take any action or fail to take any action which would adversely affect the qualification of the Project under the Act or the exclusion of the interest on the Bonds from gross income of the owners thereof for federal income tax purposes.

     Section 3.2. Agreement to Issue Bonds; Application of Proceeds; Construction Fund. In order to provide funds to make a loan to the Company for the payment of a portion of the cost of acquiring, constructing and equipping the Project, the Issuer agrees that as soon as possible it will authorize, sell and cause to be delivered to the initial purchaser or purchasers thereof, the Bonds, bearing interest and maturing as set forth in Article II of the Indenture, at a price to be approved by the Company and Bank, and it will thereupon make the loan of the proceeds of the Bonds received from said sale by depositing said proceeds in the Construction Fund created in the Indenture. The moneys in the Construction Fund shall be used to finance the acquiring, constructing and equipping of the Project and for paying certain of the costs of issuing the Bonds.

     Section 3.3. Establishment of Completion Date. The Completion Date shall be evidenced to the Issuer and the Trustee by a certificate in the form of Exhibit D hereto, signed by a Company Representative stating (a) the Cost of Project, (b) that the acquisition, construction and equipping of the Project have been completed substantially in accordance with Section 3.1, and
(c) that, except for amounts retained by the Trustee for the Cost of Project not then due and payable, if any, the full Cost of Project has been paid. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being.

     Section 3.4. Company Required to Complete Project. If the proceeds derived from the sale of the Bonds issued for such purpose are not sufficient to pay in full the Cost of Project, the Company shall pay so much of the cost thereof as may be in excess of the proceeds of the Bonds and any investment income thereon available therefor. The Company agrees that if, after exhaustion of the proceeds derived from the sale of the Bonds and investment income thereon, the Company should pay any portion of the Cost of Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer or the Trustee nor shall it be entitled to any abatement, diminution or postponement of its payments hereunder or under the Note.

     Section 3.5. Limitation of Issuer's Liability. Anything contained in this Loan Agreement to the contrary notwithstanding, any obligation the Issuer may incur in connection with the undertaking of the project for the payment of money shall not be deemed to constitute a debt or general obligation of the Issuer, the Governmental Unit, the State or any political subdivision thereof, but shall be payable solely from the revenues and receipts derived by it from this Loan Agreement and the Note, including payments received under the Note, and from payments made pursuant to the Letter of Credit. No provision in this Loan Agreement or any obligation herein imposed upon the Issuer or the breach thereof, shall constitute or give rise to or impose upon the Issuer, the Governmental Unit, the State or any political subdivision thereof a pecuniary liability or a charge upon its general credit or taxing powers. No officer or member of the Issuer shall be personally liable on this Loan Agreement.

     Section 3.6. Disclaimer of Warranties. The Company recognizes that since the Project has been or will be acquired, constructed and equipped by the Company and by contractors and suppliers selected by the Company, NEITHER THE ISSUER NOR THE TRUSTEE MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, CONDITION OR WORKMANSHIP OF ANY PART OF THE PROJECT OR ITS SUITABILITY FOR THE PURPOSES OF THE COMPANY OR THE EXTENT TO WHICH PROCEEDS DERIVED FROM THE SALE OF THE BONDS WILL PAY THE COST TO BE INCURRED IN CONNECTION THEREWITH.

     Section 3.7. Cost of Project. Anything herein notwithstanding, no item of cost which exceeds with all other such items (a) five percent (5%) of the net proceeds (including investment proceeds) of the Bonds which is not a Qualified Costs of Construction under the Code, including but not limited to (i) costs paid or incurred prior to April 14, 1998, (ii) interest on the Bonds following completion of the acquisition, construction and equipping of the Project, or (iii) the costs of issuance of the Bonds, or (b) two percent (2%) of the principal amount of the Bonds which is an issuance cost, shall be considered a Cost of Project that is eligible to be paid or reimbursed from the proceeds of the Bonds. To the extent permitted by law without affecting the exclusion of the interest on the Bonds from gross income of the owners thereof for federal income tax purposes, if the Company determines that it has exceeded the foregoing limitation, it shall immediately repay to the Construction Fund sufficient monies to bring it into compliance with such limitation.

     Section  3.8.  Payments from Construction Fund.  The Trustee shall use moneys in the Construction Fund solely to pay the  Cost
of   Project.   Before  any  payment  shall  be  made  from   the
Construction Fund, there shall be filed with the Trustee:

     (a) A requisition, in the form attached hereto as Exhibit C, signed by a Company Representative and approved in writing by an officer of the Bank, stating to whom the payment is to be made, the amount of payment, the purpose in reasonable detail for which the obligation to be paid was incurred, and that the obligation stated on the requisition has been incurred by the Company in or about the acquisition, construction or equipping of the Project, each item is a proper charge against the Construction Fund and the obligation has not been the basis for a prior requisition which has been paid, together with a certificate attached to such requisition and signed by a Company Representative stating that:

          (1) there has been received no written notice of any lien, right to lien or attachment upon, or claim affecting the right of the payee to receive payment of, any of the moneys payable under such requisition to any of the persons, firms, or corporation named therein;

          (2) such requisition contains no items representing payment on account of any percentage entitled to be retained at the date of the certificate;

          (3) the payment of such requisition will not result in less than 95% of the net proceeds of the Bonds expended or to be expended under such requisition and all prior requisitions being considered as having been used for Qualified Costs of Construction;

          (4) the payment of such requisition will not violate the prohibitions on use of proceeds set forth in Section
     5.12; and

          (5) no Event of Default hereunder or under the Indenture or event which after notice or lapse of time or both would constitute an Event of Default hereunder or under the Indenture has occurred and not been waived or cured.

     (b) An invoice or other appropriate evidence of the obligation described in the requisition required by subsection
(a) above, or written confirmation from the Bank that such items are on file with the Bank.

     Upon receipt of each such requisition and accompanying certificate, the Trustee shall make payment from the Construction
Fund in accordance with such requisition.

     Section 3.9. Investment of Funds. Except for amounts on deposit in the Rebate Fund, any moneys held in the Bond Fund or the Construction Fund or any other fund created under the Indenture shall be invested or reinvested by the Trustee as set forth in Section 4.11 of the Indenture, to the extent permitted by law, in the Eligible Investments (as defined in the Indenture), at the telephonic or oral direction (confirmed in writing) of the Company Representative. Amounts on deposit in the Rebate Fund shall be invested pursuant to Section 5.12. All such investments shall at all times be a part of the fund (the Construction Fund, the Bond Fund or such other fund created under the Indenture, as the case may be) from where the moneys used to acquire such investments shall have come, and all income and profits on such investments shall be credited to, and losses thereon shall be charged against, such fund.

     Section 3.10. Special Arbitrage Certifications. The Company covenants with the Issuer, the Trustee and the owners from time to time of the Bonds that so long as any Bond remains Outstanding, moneys on deposit in any fund or account in connection with the Bonds, whether or not such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used in a manner which will cause the Bonds to be "arbitrage bonds," within the meaning of Section 148 of the Code and any lawful regulations promulgated or proposed thereunder.

     Section 3.11. Depositories of Moneys and Security for Deposit. All moneys received by the Issuer in connection with the issuance of the Bonds (other than for its fees and expenses) shall be deposited in the Construction Fund created under the Indenture. All such moneys deposited shall be applied in accordance with the terms and for the purposes herein set forth and shall not be subject to lien or attachment by any creditor of the Issuer.

     The Issuer and the Company agree for the benefit of each other and for the benefit of the Trustee and the holders of the Bonds that the Net Proceeds of the sale of the Bonds will not be used in any manner which would affect the exclusion from gross income for federal income tax purposes of the interest on the Bonds.

                           ARTICLE IV

                     PROVISIONS FOR PAYMENT

     Section 4.1. Title to the Project. The Issuer acknowledges that (a) the Issuer will not be vested with any interest in the Project as a result of its authorization, sale, or issuance of the Bonds to finance the cost of the acquisition, construction, equipping, or installation thereof, and (b) that the only security for the Bonds will be the Letter of Credit and the moneys deposited in the funds and accounts created under the Indenture.

     Section 4.2.  Payment Obligations of the Company.

     (a) As consideration for the issuance of the Bonds and the lending of the Bond proceeds to the Company by the Issuer in accordance with the provisions of this Loan Agreement, the Company agrees to execute and deliver to the Issuer the Note. In addition, the Company agrees (i) except as provided in subsection
(b) of this Section, to make prompt payment to the Trustee, as assignee and pledgee of the Issuer, for deposit in the Bond Fund, on all payments on the Note as and when the same shall be due and payable, and (ii) to pay pursuant hereto and the Note sums sufficient to pay the principal and purchase price of, premium, if any, or interest on the Bonds (whether at maturity, upon redemption or acceleration, or otherwise) when and as the same shall be due and payable. All such payments shall be made to the Trustee at its principal office in lawful money of the United States of America, except as may be otherwise agreed to by the Trustee.

     (b) In order to provide for the payments required in subsection (a) of this Section, the Company shall cause the Bank to deliver the Letter of Credit to the Trustee simultaneously with the original issue and delivery of the Bonds, and hereby authorizes and directs the Trustee to draw moneys under the Letter of Credit in accordance with the provisions of the Indenture to the extent necessary to make any payments of principal and purchase price of, and interest on the Bonds as and when the same become due. The Company shall receive as a credit against its obligations to make the payments described in subsection (a) of this Section all payments made by the Bank under the Letter of Credit and all other amounts described in
Section 4.01 of the Indenture.

     (c) If the Company should fail to make any of the payments required in subsection (a) and (b) above, the item or installment which the Company has failed to make shall continue as an obligation of the Company until the same shall have been fully paid, and the Company agrees to pay the same with interest thereon at the rate per annum borne by the Bonds until paid in full.

     (d) In addition, the Company agrees to pay the costs of issuing the Bonds which are not being paid with the proceeds of the sale of the Bonds either by paying any or all of such costs directly or by depositing the same with the Trustee. Any monies so deposited with the Trustee shall be disbursed by the Trustee in accordance with written instructions from the Company.

     (e) Anything herein, in the Indenture or in the Bonds to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments constituting interest under this Section shall not be required to the extent that the receipt of such payment by the holder of any Bond would be contrary to the provisions of law applicable to such holder which limit the maximum rate of interest which may be charged or collected by such holder.

     Section 4.3.  Letter of Credit; Substitute Letter of Credit.

     (a) The Letter of Credit delivered to the Trustee simultaneously with the original issuance and delivery of the Bonds constitutes an irrevocable obligation of the Bank to pay to the Trustee, upon request and in accordance with the terms thereof, up to an amount equal to the sum of (i) the principal amount of the Bonds then outstanding plus (ii) an amount equal to interest for 35 days on the principal amount of each Bond then outstanding at the rate of twelve percent (12%) per annum.

     (b) The Company shall have the option from time to time to provide the Trustee with a Substitute Letter of Credit in accordance with the provisions of Section 5.03 of the Indenture. If at any time there shall have been delivered to the Trustee a Substitute Letter of Credit, together with the other documents and opinions required by this Section 5.03 of the Indenture, then the Trustee shall accept such Substitute Letter of Credit and promptly surrender the previously held Letter of Credit to the issuer thereof for cancellation, in accordance with the terms of such Letter of Credit. If at any time there shall cease to be any Bonds outstanding under the Indenture, the Trustee shall promptly surrender the Letter of Credit to the issuer thereof, in accordance with the terms of such Letter of Credit, for cancellation. The Trustee shall comply with the procedures set forth in the Letter of Credit relating to the termination thereof.

     Section 4.4. Administrative Expenses. The Company shall pay, or cause to be paid, an amount equal to (a) the fees and charges of the Trustee incurred in connection with the rendering of its ordinary and extraordinary services as Trustee under the Indenture, as and when the same become due, including the reasonable fees of its Counsel, (b) the fees and charges of the Fiscal Agent for acting as Fiscal Agent for the Bonds, including the fees and expenses of its Counsel, (c) the fees and expenses of the Underwriter for serving as Underwriter for the Bonds, including the fees and expenses of its Counsel, and any other amounts due and payable to the Underwriter under the Bond Purchase Agreement, (d) the fees and expenses of the Remarketing Agent for serving as Remarketing Agent for the Bonds, including the fees and expenses of its Counsel, and any other amounts due and payable to the Remarketing Agent under the Remarketing Agreement, (e) the fees and expenses of the Rating Agency for issuing and maintaining its securities rating on the Bonds,
(f) the out-of-pocket expenses, administrative expenses and Counsel fees of the Issuer and (g) the fees and expenses of Bond Counsel. The Company may, without constituting grounds for an Event of Default hereunder, withhold payment of any such fees and charges of the Trustee or the Fiscal Agent, to contest in good faith the necessity for any extraordinary services of the Trustee and the reasonableness of any extraordinary expenses of the
Trustee,  or  to  contest in good faith  the  necessity  for  any services performed and expenses paid or incurred by, and the reasonableness of any fees, charges or expenses of, the Fiscal Agent. If the Company should fail to make any of the payments required in this Section, the item or installment which the Company has failed to make shall continue as an obligation of the Company until the same shall have been fully paid, with interest thereon at the rate per annum borne by the Bonds until paid in full.

     Section 4.5. Obligations of the Company Absolute and Unconditional. Subject to the provisions of Section 6.5 hereof, the obligations of the Company to make or to cause (pursuant to the Letter of Credit) to be made the payments required in Sections 4.2 and 4.4 and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional and shall not be subject to diminution by set-off, counterclaim, abatement or otherwise by reason of any action or inaction of the Trustee, the Issuer or any third party. Until such time as the principal of, and the interest on, the Bonds shall have been paid in full, the Company (a) will not suspend or discontinue any payments provided for in Sections 4.2 and 4.4 except to the extent the same have been prepaid, (b) will perform and observe all its other agreements contained herein, and (c) except as provided in Article VII hereof, will not terminate this Loan Agreement for any cause, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, sale, loss, eviction or constructive eviction, destruction of or damage to the Project, condemnation, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either, or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection herewith or with the Indenture. Notwithstanding the foregoing, the obligation of the Company to make payments hereunder shall be satisfied and discharged to the extent moneys are received by the Trustee pursuant to the Letter of Credit.

     Nothing contained herein shall be construed as a waiver of any rights which the Company may have against any person under this Loan Agreement, the Indenture or otherwise, or under any provision of law; provided, however, that the Company shall pursue any rights or remedies against the Trustee, any Bondholder or any third party in connection herewith, or in connection with the Indenture, the Company Documents, the Bank Documents or otherwise relating to the Bonds and security therefor only in a separate action, and not by way of any set-off, counterclaim, cross-claim or third party action in any suit brought to enforce the rights of the bondholders, the Trustee or the Issuer under this Loan Agreement, the Indenture, the Company Documents, the Bank Documents or otherwise in connection herewith; and provided further, that in order to preserve the right of the Company to raise such issues in any separate suit, any claim of the Company which, but for this Section 4.5, would be a compulsory counterclaim, shall be identified as such in the first responsive pleading filed by the Company to any action brought by the Issuer, Trustee, any Bondholder or any person.

     Section 4.6. Company Consent to Assignment of Loan Agreement and Execution of Indenture. The Company understands that the Issuer will, pursuant to the Indenture and as security for the payment of the principal of, premium, if any, and the interest on the Bonds, assign and pledge to the Trustee, and create a security interest in favor of the Trustee in certain of its rights, title and interest in and to this Loan Agreement (including all Pledged Revenues) reserving, however, the Unassigned Rights; and the Company hereby agrees and consents to such assignment and pledge. The Company acknowledges that it has received a copy of the Indenture and consents to the execution of the same by the Issuer; provided, however, such consent does not constitute a representation as to the accuracy of any representations or warranties made thereunder.

     Section  4.7.   Company's Performance Under Indenture.   The
Company agrees, for the benefit of the Bondholders, to do and perform all acts and things contemplated in the Indenture to be done or performed by it.

                           ARTICLE V

                     PARTICULAR AGREEMENTS

     Section 5.1. Maintenance, Operation and Insuring of Project; Taxes; No Operation of Project by Issuer. The Company hereby agrees that it will at its own expense maintain or cause to be maintained and operate or cause to be operated all portions of the Project during their useful lives or until they are replaced with facilities necessary in their operation. This Loan Agreement does not prevent the Company from merging or consolidating with another entity as permitted by Section 5.3. The Company further agrees that, except for taxes contested in good faith, it will pay or cause to be paid all taxes levied with respect to the Project and the income therefrom and that it will at its own expense keep or cause to be kept the Project properly insured against loss or damage from such perils usually insured against by businesses operating or owning like properties and maintain public liability insurance and all such worker's compensation or other similar insurance as may be required by law. Evidence of such insurance will be furnished to the Bank and, if there is no Bank, to the Trustee upon request. Nothing contained in this Loan Agreement shall be deemed to authorize or require the Issuer to operate the Project or to conduct any business enterprise in connection therewith.

     Section 5.2. Release and Indemnification Provisions. The Company will, whether or not the transactions contemplated by the Company Documents and the Indenture shall be consummated, indemnify and hold harmless the Issuer and its officers, directors, officials, employees, agents and attorneys; the Department, its directors, employees and agents; and the Governmental Unit, its officers, agents, attorneys, employees and members of its governing body (any and all of the foregoing being hereinafter referred to as the "Indemnified Persons"), from and against any and all claims, actions, suits, proceedings, expenses, judgments, damages, penalties, fines, assessments, liabilities, charges or other costs (including, without limitation, all attorneys' fees and expenses incurred in connection with enforcing this Loan Agreement or collecting any sums due hereunder and any claim or proceeding or any investigation in connection therewith) relating to, resulting from or in connection with (a) any cause whatsoever in connection with the Project, including, without limitation, the acquisition, design, construction, installation, equipping, operation, maintenance or use thereof or the financing thereof including any expenses arising from the failure to make payment of principal and interest on the Bonds; (b) any act or omission of the Company or any of its agents, contractors, servants, employees or licensees, in connection with the Project; (c) the issuance and sale of the Bonds, (d) a misrepresentation or breach of warranty by the Company hereunder or under any of the Company Documents or any offering document relating to the Bonds, or any violation by the Company of any of its covenants hereunder or under any of the other Company Documents, and (e) any loss or damage incurred by the Issuer as a result of violation by the Company of Sections
5.11 or 5.12 of this Loan Agreement.

     THE PROVISIONS OF THE PRECEDING PARAGRAPH SHALL REMAIN AND BE IN FULL FORCE AND EFFECT EVEN IF ANY SUCH LIABILITY, COST, EXPENSE, DAMAGE OR LOSS OR CLAIM THEREFOR BY ANY PERSON DIRECTLY OR INDIRECTLY RESULTS FROM, ARISES OUT OF, OR RELATES TO OR IS ASSERTED TO HAVE RESULTED FROM, ARISEN OUT OF, OR RELATED TO, IN WHOLE OR IN PART, ONE OR MORE NEGLIGENT ACTS OR OMISSIONS, EXCLUDING WILLFUL MISCONDUCT, OF ANY OF THE INDEMNIFIED PERSONS, OR ANY OTHER PARTY ACTING FOR OR ON BEHALF OF ANY OF THE INDEMNIFIED PERSONS IN CONNECTION WITH THE MATTERS SET FORTH IN CLAUSES (a) THROUGH (e) OF SAID PARAGRAPH.

     In case any action or proceeding shall be brought against one or more of the Indemnified Persons and in respect of which indemnity may be sought as provided herein, such Indemnified Person or Indemnified Persons shall promptly notify the Company in writing and the Company shall promptly assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person or Indemnified Persons, payment of all expenses and the right to negotiate and consent to settlement; but the failure to notify the Company as provided herein shall not relieve the Company from any liability that it may have (i) under this Section, so long as the Company is given the reasonable opportunity to defend such claim, and
(ii) otherwise than under this Section. Any one or more of the Indemnified Persons shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Persons or Indemnified Persons unless (x) the employment of such counsel has been specifically authorized in writing by the Company, (y) the named parties to any such action (including any impleaded parties) include both the Company and such Indemnified Person or Indemnified Persons and representation of both the Company and such Indemnified Person or Indemnified Persons by the same counsel would be inappropriate due to actual or potential differing interests between them, or (z) the Indemnified Person or Indemnified Persons have been advised that one or more legal defenses may be available to any or all of them which may not be available to the Company in which case the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. The Company shall not be liable for any settlement of any such action effected without its consent, but if settled with such consent or if there is a final judgment in any such action with or without consent, the Company agrees to indemnify and hold harmless the Indemnified Person or Indemnified Persons from and against any loss by reason of such settlement or judgment.

     The provisions of this Section shall survive the termination of this Loan Agreement.

     Section 5.3. Maintenance of Existence. The Company agrees that so long as any Bonds remain outstanding it shall maintain its existence as a corporation organized under the laws of the State of Missouri and shall not merge or consolidate with any other entity and shall not transfer or convey all or substantially all of its property, assets and licenses; provided, however, the Company may, without violating any provision hereof, consolidate with or merge into another domestic entity (i.e., an entity existing under the laws of one of the states of the United States of America or the District of Columbia) or permit one or more other domestic entities to consolidate with or merge into it, or transfer all or substantially all of its assets to another domestic entity, but only on the condition that:

     (a) the assignee entity or the entity resulting from or surviving such merger (if other than the Company) or consolidation or the entity to which such transfer is made expressly assumes in writing and agrees to perform all of the Company's obligations hereunder and under the Bank Documents and the other Company Documents;

     (b) in connection with any such consolidation, merger or transfer, the Bank shall expressly ratify and affirm that the Letter of Credit remains in full force and effect;

     (c) the surviving entity shall preserve and keep in full force and effect all licenses and permits necessary to the proper conduct of its business; and

     (d) the Company obtains and delivers to the Issuer, the Trustee, and the Bank an Opinion of Bond Counsel to the effect that the proposed transaction will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes.

     Section 5.4. Payment of Taxes. The Company has not and will not maintain that, by virtue of the Project being financed under the Act, it is entitled to an exemption from Texas sales and use tax on personal property acquired in connection with the Project. The Company shall promptly pay or cause to be paid all taxes, including specifically all sales taxes and ad valorem taxes, in connection with the Project and the acquisition, construction, equipping, and furnishing thereof.

     Section 5.5. Agreement of Issuer Not to Assign or Pledge. Except for the assignment and pledge of the Trust Estate in the Indenture, the Issuer agrees that it will not attempt to further assign, pledge, transfer or convey its interest in or create any assignment, pledge, lien, charge or encumbrance of any form or nature with respect to any of the property, moneys, securities and rights granted by the Issuer to the Trustee under the Granting Clause of the Indenture.

     Section  5.6.   Redemption  of Bonds.   The  Issuer  or  the
Trustee, at the request at any time of the Company and if the same are then redeemable, shall forthwith take all steps that may be necessary under the applicable redemption provisions of the
Indenture to effect redemption of all or any portion of the Bonds, as may be specified by the Company, on the earliest redemption date on which such redemption may be made under such applicable provisions or upon the date set for the redemption by the Company pursuant to Article VII hereof. As long as the
Company is not in default hereunder and the Issuer is not obligated to call Bonds pursuant to the terms of the Indenture, neither the Issuer nor the Trustee shall redeem any Bond prior to its stated maturity unless requested to do so in writing by the Company.

     Section 5.7. Reference to Bonds Ineffective After Bonds Paid. Upon Payment in Full of the Bonds and all fees and charges of the Trustee and the Fiscal Agent, all references herein to the Bonds, the Fiscal Agent and the Trustee shall be ineffective and neither the Issuer, the Fiscal Agent, the Trustee nor the holders of any of the Bonds shall thereafter have any rights hereunder and the Company shall have no further obligation hereunder, saving and excepting those that shall have theretofore vested and any right of any Indemnified Person (as defined in Section 5.2) to indemnification under Section 5.2, which right shall survive the payment of the Bonds and the termination of this Loan Agreement. Reference is hereby made to Section 7.01 of the Indenture which sets forth the conditions upon the existence or occurrence of which Payment in Full of the Bonds shall be deemed to have been made.

     Section 5.8. Assignment, Sale or Lease of Project. The Company may assign its interest in this Loan Agreement and may sell, lease or otherwise dispose of the Project, in whole or in part, provided that (a) the purchaser, lessee or transferee in such transaction shall be bound by the terms and provisions of this Loan Agreement, (b) such transaction shall not affect the liability of the Bank under the Letter of Credit, and (c) an Opinion of Bond Counsel is provided to the Issuer, the Trustee, and the Bank to the effect that such transaction will not adversely affect the exclusion of the interest on the Bonds from gross income for federal income tax purposes.

     Section 5.9. Non-Arbitrage Covenant. The Company hereby covenants and agrees with the Issuer and the Trustee for the benefit of the holders of any Bonds, present and future, that it will not make, or permit, any use of the proceeds of the Bonds which will cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code. The Company shall deliver to the Issuer its certificate, evidencing the reasonable expectations of the Company, in such reasonable form as the Issuer shall specify and upon which the Issuer may rely in furnishing its own certificate.

     Section 5.10. Financing Statements. The Company hereby covenants and agrees with the Issuer and the Trustee that it shall furnish to the Bank, quinquennially on or before the 1st day of March of each fifth year (commencing March 1, 2004), an Opinion of Counsel in a form acceptable to the Bank, to the effect that all financing or continuation statements have been filed, and all other action has been taken, to perfect and validate continuously from the date hereof the security interests granted by the Indenture.

     Section  5.11.  Representations and Warranties  Relating  to
Tax-Exempt Status of Bonds. The Company hereby represents and warrants that:

     (a) all information provided to the Issuer or Bond Counsel with respect to the use and investment of the proceeds of the Bonds and the use of the facilities constituting the Project is true, accurate, correct, and not misleading;

     (b) all information provided to the Issuer or Bond Counsel with respect to the expected economic lives of the facilities constituting the Project is true, accurate, correct, and not misleading;

     (c) except as set forth in a certificate or written statement to the Issuer or Bond Counsel prior to the issuance of the Bonds, the acquisition, construction, reconstruction, or improvement of any of the facilities constituting the Project did not commence prior to April 14, 1998, nor was any work performed or any costs paid or incurred by the Company or any related person prior to such date which will be paid by, or reimbursed from, the proceeds of the Bonds;

     (d) as of the date of the issuance of the Bonds, there are no outstanding obligations of any state, territory or possession of the United States of America, or any political subdivision of the foregoing or of the District of Columbia, constituting "exempt small issues", within the meaning of section 1.103-10 of the Income Tax Regulations or any predecessor regulations (the "Regulations"), the proceeds of which have been used to finance facilities located in the Governmental Unit (or outside the Governmental Unit, but "contiguous" thereto or "integrated" therewith, within the meaning of the Regulations), and which were or are to be used primarily by the Company (including any person related to the Company, as the case may be, within the meaning of section 144 of the Code), other than the Bonds; and,

     (e) the Bonds and any other obligation constituting a private activity bond under section 144(a) of the Code will not be sold (A) at substantially the same time, (B) pursuant to a common plan of marketing, (C) at substantially the same rate of interest, and (D) with a common or pooled security used or available to pay debt service thereon.

     Section 5.12. General Tax Covenants. The Issuer covenants that it shall, prior to the issuance of the Bonds, duly elect to have the provisions of Section 144(a)(4) of the Code apply to such issue and such election shall be made in accordance with the applicable regulations and procedures of the Internal Revenue Service. The Company covenants and agrees that it shall furnish to the Issuer whatever information is necessary for the Issuer to make such election, as required by the applicable regulations and procedures of the Internal Revenue Service.

     The Company and Issuer covenant to refrain from such action which would adversely affect the treatment of the Bonds as obligations described in Section 103 of the Code, the interest on which is excludable from "gross income" of the holder for purposes of federal income taxation. In furtherance thereof, the Company covenants as follows:

          (a) not to use or invest nor to permit the use or investment of proceeds of the Bonds (including investment earnings thereon) or the facilities constituting the Project in a manner that would result in the Bonds not being "qualified bonds" within the meaning of Section 141(d) of the Code;

          (b) to use at least 95 percent of the proceeds of the Bonds to provide for the payment of costs of the acquisition, construction, reconstruction or improvement of land or depreciable property, and incurred subsequent to April 14, 1998;

          (c) during the six-year period beginning on a date three years prior to the date of issue of the Bonds and ending three years after such date, it will not pay or incur or permit any "principal user" of the Project to pay or incur capital expenditures (within the meaning of Section 263 of the Code) for facilities located in the Governmental Unit to the extent that such expenditures when added to the aggregate face amount of the Bonds would exceed $10,000,000;

          (d) that a wholly-owned subsidiary of the Company will be the only Principal User (within the meaning of the Code) of the Project;

          (e) that all outstanding obligations the interest on which is exempt from federal income taxation pursuant to
     Section 103 of the Code which are allocated to the Company (or persons related to the Company) do not as of the date of issue and will not, at any time during the three-year period commencing on the later of such date or the date on which the Project was placed-in-service, exceed $40,000,000;

          (f) that the Company will not cause the Bonds to be treated as "federally guaranteed" obligations for purposes of Section 149 of the Code, as may be modified in any applicable rules, rulings, policies, procedures, regulations or other official statements promulgated or proposed by the Department of the Treasury or the Internal Revenue Service with respect to "federally guaranteed" obligations described in Section 149 of the Code. For purposes of this paragraph, the Bonds shall be treated as "federally guaranteed" if (i) all or any portion of the principal or interest is or will be guaranteed directly or indirectly by the United States of America or any agency or instrumentality thereof, or (ii) a significant portion of the proceeds of the Bonds will be (A) used in making loans the payment of principal or interest with respect to which is to be guaranteed in whole or in part by the United States of America or any agency or instrumentality thereof, or (B) invested directly or indirectly in federally insured deposits or accounts, and
     (iii) such guarantee is not described in Section 149(b) of the Code;

          (g) that the costs of issuing the Bonds which are financed with proceeds of the Bonds will not exceed an amount equal to 2 percent of the proceeds received from the sale of the Bonds. Such amounts will not be taken into account in satisfying the requirement stated above that at least 95 percent of the Bond proceeds be used to provide the facilities;

          (h) that no portion of the proceeds of Bonds is to be used to provide the following: an airplane, a skybox or other private luxury box, a facility primarily used for gambling or any store the principal business of which is the sale of alcoholic beverages for consumption off premises;

          (i) that the Company shall make such use of the proceeds of the Bonds and any other funds constituting "gross proceeds" (whether or not held by the Trustee under the Indenture) which are allocable to the Bonds, restrict the investment of such proceeds and other funds, and take such further action as may be required so that the Bonds will not constitute "arbitrage bonds" under Section 148 of the Code and the Regulations. In particular, but not by way of limitation, the Company covenants that it will provide written instructions to the Trustee with respect to investments in accordance with this Loan Agreement. Moreover, the Company agrees to provide to the Issuer and the Trustee all required information and moneys necessary to enable the Trustee to satisfy the obligations imposed on the Issuer and the Trustee by Section 4.12 of the Indenture with respect to rebate;

          (j) that the Company shall immediately remit to the Trustee for deposit in the Rebate Fund any deficiency with respect to rebate as required by Section 4.12 of the Indenture;

          (k) the Company agrees to provide to the Trustee, at such time as required by the Trustee, all information required by the Trustee with respect to "nonpurpose investments" (within the meaning of the Code) not held in any fund under the Indenture;

          (l) that the Company will not pay or agree to pay, directly or indirectly, to a party other than the United States of America, any amount that is required to be paid to the United States of America as a Rebate Amount as provided in Section 148 of the Code; and

          (m) that, at no time during the period in which the Bonds remain outstanding, will proceeds be invested in nonpurpose investments (within the meaning of Section 148 of the Code) at a yield higher than the yield on the Bonds, other than amounts invested pursuant to an initial temporary period or as part of a bona fide debt service fund, exceed 150 percent of the debt service on the issue for the bond year and that the aggregate amount so invested will be promptly and appropriately reduced as the amount of outstanding obligations constituting the Bonds is reduced.

     The covenants and representations contained in Sections 5.11 and 5.12 of this Loan Agreement are intended to assure compliance with the Code and any regulations promulgated by the U.S. Department of Treasury pursuant thereto. In the event that regulations are hereafter promulgated which modify, or expand provisions of the Code, the Company will not be required to comply with a covenant contained in this section to the extent such modification or expansion, in the Opinion of Bond Counsel, will not adversely affect the exclusion from gross income of interest on the Bonds under Section 103(a) of the Code. In the event that regulations are hereafter promulgated which impose additional requirements which are applicable to the Bonds, the Company and the Issuer agree to comply with such additional requirements to the extent necessary, in the opinion of Bond Counsel, to preserve the exclusion from gross income of interest on the Bonds under Section 103(a) of the Code.

     Section 5.13.  Covenant Regarding Compliance with Rule 15c2-
12. In the event the interest rate on the Bonds is converted to a Fixed Rate, the Company agrees to cooperate with the Issuer, the Trustee and the Remarketing Agent, and to do any and all things necessary, in the event that the Issuer, the Trustee or the Remarketing Agent, or any of them, are required to comply with Rule 15c2-12, as amended, of the Securities and Exchange Commission or any comparable rule (the "Rule"), including, without limitation, the making of the requisite undertakings called for by paragraph (b)(5) of the Rule and to pay any reasonable costs and expenses related thereto.

     Section 5.14. Compliance with Reimbursement Agreement. The Company hereby covenants and agrees that it will comply with all covenants and obligations applicable to it in the Reimbursement Agreement from time to time in effect or, if the Reimbursement Agreement is terminated prior to the termination of this Loan Agreement, the Company agrees to comply with all covenants and obligations applicable to it in the Reimbursement Agreement as in effect immediately prior to the termination thereof until the termination of this Loan Agreement and the payment of the Company's obligation hereunder.

     Section 5.15. Inspection of Project. The Issuer, the Trustee and their duly authorized agents shall have the right at all reasonable times to enter upon any part of the premises of the Company at which the Project is located and examine and inspect the same as may be reasonably necessary for the purpose of determining whether the Company is in compliance with its obligations under Section 5.1 or in the event of failure of the Company to perform its obligations under Section 5.1, and the Issuer, the Trustee and their duly authorized agents shall also have the right at all reasonable times to examine the books and records of the Company insofar as such books and records relate to the acquisition, construction, installation and maintenance of the Project.

     Section 5.16. Project List. The Company shall maintain at the Project site a list setting forth in reasonable detail all items constituting the Project.

     Section 5.17. No Warranty of Condition or Suitability by Issuer. The Company recognizes that the Issuer does not deal in goods of the kind comprising components of the Project or otherwise hold itself out as having knowledge or skill peculiar to the practices or goods involved in the Project, and that the Issuer is not one to whom such knowledge or skill may be attributed by its employment of an agent or broker or other intermediary who by his occupation holds himself out as having such knowledge or skill. The Company further recognizes that since the components of the Project have been and are to be designated and selected by the Company, THE ISSUER HAS NOT MADE AN INSPECTION OF THE PROJECT OR OF ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, AND, EXCEPT AS OTHERWISE PROVIDED HEREIN, THE ISSUER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR OTHERWISE, WITH RESPECT TO THE SAME OR TO THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION OR DURABILITY THEREOF, TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY THE COMPANY. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE PROJECT OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER PATENT OR LATENT, THE ISSUER SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES OR REPRESENTATIONS BY THE ISSUER, EXPRESS OR IMPLIED (TO THE EXTENT PERMITTED BY APPLICABLE LAW), WITH RESPECT TO THE PROJECT OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE U.C.C. OR ANOTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

     Section 5.18 No Additional Bonds. The Issuer covenants that it shall not issue additional bonds on a parity with or senior to the Bonds or refunding bonds without the prior approval of the Department.

                           ARTICLE VI

                 EVENTS OF DEFAULT AND REMEDIES

     Section  6.1.   Events  of Default Defined.   The  following
shall be "Events of Default" hereunder and the term "Event of Default" shall mean, whenever it is used herein, any one or more of the following events:

     (a) failure by the Company to make any payment required to be made under the Note or Section 4.2(a) when the same becomes due and payable;

     (b)  failure by the Company to comply with the provisions of
Section 7.2;

     (c) failure by the Company to observe or perform any agreement hereunder or on its part to be observed or performed, other than as referred to in subsection (a) or (b) of this Section, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to the Company and to the Bank by the Trustee, unless the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Trustee will not unreasonably withhold their consent to an extension of such time if it is possible to correct such failure and corrective action is instituted by the Company or the Bank within the applicable period and diligently pursued until the failure is corrected; or in the case of any such default which can be cured with due diligence but not within such thirty-day period, the Company's or Bank's failure to proceed promptly to cure such default and thereafter prosecute the curing of such default with due diligence;

     (d) any representation by or on behalf of the Company contained in this Loan Agreement or in any instrument furnished in compliance with or in reference to this Loan Agreement, the Indenture or the Reimbursement Agreement proves false or misleading in any material respect as of the date of the making or furnishing thereof;

     (e) an "Event of Default" as defined in the Indenture, occurs and is continuing under the Indenture; and

     (f)   an  "Event of Default" as defined in the Reimbursement
Agreement,  occurs  and  is continuing  under  the  Reimbursement
Agreement;

provided,  however, that the occurrence of an event described  in
Section 6.1(d) shall not constitute an "event of default" hereunder, without the prior written consent of the Bank.

     The Company and the Issuer hereby authorize the Bank to do any and all things necessary to correct any default described in paragraph (c) above on behalf of the Company.

     The foregoing provisions of subsection (c) of this Section are subject to the following limitations: If by reason of force majeure, the Company is unable in whole or in part to carry out the agreements on its part therein referred to, the failure to perform such agreements due to such inability shall not constitute an event of default nor shall it become an event of default upon appropriate notification to the Company or the passage of the stated period of time. The term "force majeure" as used herein shall mean, without limitation, the following: acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States of America or of the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Company. The Company agrees, however, to remedy with all reasonable dispatch the cause or causes preventing the Company from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Company, unfavorable to the Company.

     Section 6.2. Remedies. Whenever an event of default shall have happened and be continuing, the Trustee, as the assignee and pledgee of the Issuer under the Indenture, shall take any one or more of the following remedial steps:

     (a) The Trustee may declare all payments of principal and accrued interest required to be made under Section 4.2(a) and the Note to be immediately due and payable, whereupon the same shall become immediately due and payable. If the Trustee elects to exercise the remedy afforded in this subsection (a) and accelerates all payments required to be made under Section
4.2(a), the amount then due and payable by the Company as accelerated payments shall be the sum of (i) the aggregate principal amount of the outstanding Bonds, (ii) all interest on the Bonds then due and to become due to the date of payment of the principal of the Bonds, and (iii) all other amounts due and payable to the Issuer, if any, to the Bondholders or to the Trustee with respect to the payment of the Bonds, including Counsel fees actually incurred.

     (b) Subject to the provisions of Section 6.5 hereof, the Trustee may take whatever action at law or in equity may appear necessary or desirable to collect any sums then due and thereafter to become due hereunder or to enforce performance and the observance of any agreement of the Company hereunder or under the Note.

     (c) The Trustee may exercise any remedies provided under the Indenture.

Any amounts collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture and after Payment in Full of the Bonds and the payment of any costs occasioned by an event of default hereunder, any excess moneys in the Bond Fund shall be returned to the Company.

     The Company hereby authorizes the Trustee to draw moneys under the Letter of Credit in accordance with the Indenture upon a declaration of acceleration of payment of the Bonds in an amount equal to (i) the aggregate principal amount of all outstanding Bonds and (ii) all interest on the Bonds due and to become due to the date of payment. The obligation of the Company to accelerate payment of all payments required to be made by the Company pursuant to Section 4.2 upon a declaration of acceleration of payment of the Bonds shall be deemed satisfied and discharged by a corresponding drawing and payment under the Letter of Credit.

     Section 6.3. No Remedy Exclusive. Subject to the provisions of Section 6.5, no remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy hereunder or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon the occurrence of any event of default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. The Trustee and the holders of the Bonds, subject to the provisions of the Indenture, shall be entitled to the benefit of all agreements herein contained.

     Section 6.4. Agreement to Pay Counsel Fees and Expenses. If there should occur a default or an event of default hereunder and the Trustee or the Issuer should employ Counsel or incur other expenses for the collection of sums due hereunder or the enforcement of performance or observance of any agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Trustee or the Issuer the reasonable fee of such Counsel and such other reasonable expenses so incurred by the Trustee or the Issuer.

     If the Company should fail to make any payments required in this Section, such item shall continue as an obligation of the Company until the same shall have been paid in full, with interest thereon from the date such payment was due at the rate per annum borne by the Bonds until paid in full.

     Section 6.5. Waiver of Events of Default and Rescission of Acceleration. If, in compliance with the requirements of Section
8.10 of the Indenture, the Trustee shall waive any event of default as therein defined with the written consent of the Bank and its consequences or rescind any declaration of acceleration of payments of the principal of and interest on the Bonds, such waiver shall also waive any event of default hereunder and its consequences and such rescission of a declaration of acceleration of the principal of and interest on the Bonds shall also rescind any declaration of any acceleration of all payments required to be made under Section 4.2. In case of any such waiver or rescission, or in case any proceeding taken by the Trustee on account of any such event of default shall have been discontinued or abandoned or determined adversely, then and in every such case the Issuer, the Company, the Trustee, the Bank and the holders of the Bonds shall be restored to their former positions and rights hereunder, but no such waiver or rescission shall extend to any subsequent or other event of default or impair any right consequent thereon.

                           ARTICLE VII

                   PREPAYMENT UNDER AGREEMENT

     Section 7.1.  Option to Prepay the Note.

     (a) Unless there has been a determination which could result in a Determination of Taxability, the Company shall have the option (with the consent of the Bank) to prepay the Note prior to maturity in whole at any time or in part on any Interest Payment Date and to direct the Trustee to redeem the Bonds in whole or in part pursuant to Section 3.01(a) or (b)(i) of the Indenture. To exercise the option granted in this subsection, the Company shall, not less than 45 days prior to the redemption date on which the Company elects to cause such prepayment, give written notice to the Issuer, the Bank, the Fiscal Agent, the Remarketing Agent and Trustee of its intention to prepay such installment payments and shall specify therein the principal amount of Bonds to be redeemed upon such date. Upon the exercise of any such option, the Company shall direct the Trustee to redeem the Bonds in whole or in part on the date specified in such notice and shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption of the Bonds. On or before the redemption date, sufficient Available Moneys shall be deposited in the Bond Fund to redeem the Bonds as provided in Section 3.05 of the Indenture and at the redemption price provided in Section 3.01(a) or (b), as applicable, of the Indenture; provided however, that the obligation of the Company to make any such payment shall be deemed to be satisfied and discharged to the extent of the corresponding drawing and payment made under the Letter of Credit. In addition, if the Company elects to prepay the installment payments hereunder in full, it shall pay to the Trustee or make provision for the payment satisfactory to the Trustee of an amount of money equal to the Trustee's and Fiscal Agent's fees and expenses accrued and to accrue through such redemption date.

     (b) Unless there has been a determination which could result in a Determination of Taxability, the Company shall have, and is hereby granted, the option (with the consent of Bank) to prepay the installment amounts required to be made under Section 4.2(a) in whole and to cancel or terminate this Loan Agreement if any of the following events shall have occurred:

          (i) the Project shall have been damaged or destroyed to such an extent that, in the judgment of the Company, (A) it cannot be reasonably restored within a period of three
     (3) consecutive months to the condition thereof immediately preceding such damage or destruction, (B) the Company is thereby prevented from carrying on its normal operations at the Project for a period of three (3) consecutive months, or
     (C) it would not be economically feasible for the Company to replace, repair, rebuild or restore the same;

          (ii) title in and to, or the temporary use of, all or substantially all of the Project shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person acting under governmental authority (including such a taking as, in the judgment of the Company, results in the Company being prevented thereby from carrying on its normal operations at the Project for a period of three (3) consecutive months);

          (iii) as a result of any changes in the Constitution of the State or the Constitution of the United States of America or by legislative or administrative action (whether State or Federal) or by final decree, judgment, decision or order of any court or administrative body (whether State or Federal), this Loan Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed herein;

          (iv) unreasonable burdens or excessive liabilities shall have been imposed on the Company with respect to the operation of the Project, including, without limitation, Federal, State or other ad valorem, property, income or other taxes not being imposed on the date hereof which, in the judgment of the Company, render the continued operation of the Project uneconomic; or

          (v) this Loan Agreement is terminated prior to its expiration for any reason other than the occurrence of an event of default.

To  exercise  such option, the Company (x) shall,  within  ninety
(90) days following the event giving rise to the Company's desire to exercise such option, deliver to the Issuer and to the Trustee a certificate, executed by an officer of the Company, stating (1) the event giving rise to the exercise of such option, (2) that the Company has directed the Trustee to redeem all of the Bonds in accordance with the provisions of the Indenture, (3) in the case of (i) or (ii) above, that the Company has discontinued, or at the earliest practicable date will discontinue, its operation of the Project, and (4) the date upon which such prepayment is to be made, which date shall not be less than forty-five (45) days nor more than ninety (90) days from the date such notice is mailed; and (y) shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption.

     The Company hereby authorizes the Trustee to draw moneys under the Letter of Credit and to deposit such moneys into the Bond Fund to pay the redemption price of Bonds to be redeemed upon the exercise by the Company of its option to direct the redemption of the Bonds pursuant to Sections 7.1(a) or 7.1(b). The obligation of the Company to make payments to the Trustee sufficient to redeem the Bonds upon the exercise of such option shall be deemed to be satisfied and discharged to the extent of any corresponding drawing and payment under the Letter of Credit.

     The prepayment price which shall be paid to the Trustee upon the Company's exercise of the option granted in this Section
7.1(b) shall be the sum of the following:

          (i) an amount of money which, when added to the amount then on deposit in the Bond Fund, will be sufficient to pay and redeem all of the Bonds Outstanding on the earliest applicable redemption date including, without limitation, principal plus accrued interest thereon to said redemption date, plus

          (ii) an amount of money equal to the Trustee's and the Fiscal Agent's reasonable fees and expenses under the Indenture accrued and to accrue until such final payment and redemption of the Bonds.

     (c) Unless there has been a determination which could result in a Determination of Taxability, the Company shall have the option (with the consent of Bank) to prepay a portion of the installment amounts required to be paid under the Note if any of the following events shall have occurred:

          (i)   title  in and to, or the temporary  use  of,  any
     portion of the Project shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person acting under governmental authority (including such a taking as, in the judgment of the Company, results in the Company being prevented thereby from carrying on its normal operations with respect to such portion of the Project for a period of three (3) consecutive months); provided, however, that such prepayment shall be permitted only to the extent that the compensation, awards or other payments therefor are not applied to the repair, restoration, rebuilding or replacement of the portion of the Project so affected; or
          (ii) the Project or a portion thereof shall have been damaged or destroyed to such an extent that, in the judgment of the Company, (A) it cannot be reasonably restored to the condition thereof immediately preceding such damage or destruction, (B) the Company is thereby prevented from carrying on its normal operations at such portion of the Project for a period of three (3) consecutive months, or (C) it would not be economically feasible for the Company to replace, repair, rebuild or restore the same; provided, however, that such prepayment shall be permitted only to the extent that any moneys received pursuant to insurance carried with respect to the Project are not applied to the repair, restoration, rebuilding or replacement of the Project.

     To exercise such option, the Company (a) shall, within ninety (90) days following the event giving rise to such option, deliver to the Issuer and to the Trustee, a certificate, executed by a general partner or officer of the Company, stating (i) the event giving rise to such option, (ii) that the Company has directed the Trustee to redeem a specified amount of the Bonds (in the amount of $100,000 or integral multiples thereof) in accordance with the provisions of the Indenture, and (iii) the date upon which such prepayment is to be made, which date shall be not less than thirty (30) days nor more than sixty (60) days from the date such notice is mailed or delivered to the Trustee;
(b) shall deliver to the Issuer and the Trustee an opinion of Bond Counsel to the effect that such partial redemption will not adversely effect the tax-exempt status of the interest on the Bonds; and (c) shall make such arrangements satisfactory to the Trustee for the giving of the required notice of redemption.

     The Company hereby authorizes the Trustee to draw moneys under the Letter of Credit and to deposit such moneys into the Bond Fund to pay the redemption price of the Bonds to be redeemed upon exercise by the Company of its option to direct redemption of the Bonds in part pursuant to this Section 7.1(c) as provided in Section 3.01(g) of the Indenture. The obligation of the Company to make payments to the Trustee sufficient to redeem the specified portion of the Bonds upon the exercise of such option shall be deemed to be satisfied and discharged to the extent of any corresponding drawing and payment under the Letter of Credit.

     The prepayment price which shall be paid to the Trustee upon the Company's exercise of the option granted in this Section
7.1(c) shall be the sum of the following:

          (1) an amount of money which, added to the amount then on deposit in the Bond Fund, will be sufficient to pay and redeem the Bonds to be redeemed on the applicable redemption date, including, without limitation, principal plus accrued interest thereon to said redemption date, plus

          (2)   an  amount equal to the Trustee's and the  Fiscal
     Agent's fees and expenses under the Indenture accrued and to accrue because of the exercise of such option.

     Section 7.2. Obligation to Prepay the Note in Whole Under Agreement Under Certain Circumstances. If there occurs a Determination of Taxability, the Company shall be obligated to prepay immediately the Note by paying to the Trustee for deposit in the Bond Fund, the amount required to redeem the Bonds in accordance with Section 3.01(e) of the Indenture.

     The Company hereby authorizes the Trustee to draw moneys under the Letter of Credit in accordance with the Indenture to the extent necessary to redeem the Bonds in whole upon the occurrence of a Determination of Taxability. The obligation of the Company to make payments to the Trustee sufficient to redeem the Bonds upon the occurrence of a Determination of Taxability shall be deemed satisfied and discharged to the extent of any corresponding drawing and payment under the Letter of Credit.

     The Company shall also pay, from funds other than moneys drawn under the Letter of Credit, all expenses of redemption and the fees and expenses of the Trustee and the Fiscal Agent. Said accelerated payments shall also include expenses of redemption and the fees and expenses of the Trustee and the Fiscal Agent accrued and to accrue until such final payment and redemption of the Bonds.

     The Company shall give prompt written notice to the Issuer and the Trustee of its receipt of any written advice from the Internal Revenue Service or court that an event constituting a Determination of Taxability has occurred.

     Upon the redemption date contemplated by this Section 7.2, provided there has been deposited with the Trustee the total amount as required, such amount shall constitute the total compensation due the Issuer and the holders of the Bonds as a result of an occurrence of such Determination of Taxability and the Company shall not be deemed to be in default hereunder by reason of the occurrence of such Determination of Taxability.

     Section 7.3. Obligations After Payment of Note and Termination of Loan Agreement. Notwithstanding anything contained herein to the contrary, the obligations of the Company contained in Sections 4.2(d), 4.4, 5.2 and 6.4 shall continue after payment of the Note and termination of the Loan Agreement.

                          ARTICLE VIII

                          MISCELLANEOUS

     Section  8.1.   Term of Agreement.  Except  as  provided  in
Sections  5.2  and 7.3, this Loan Agreement shall terminate  when
Payment in Full of the Bonds shall have been made.

     Section 8.2. Notices. All notices, approvals, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand or sent by overnight courier, or (ii) when mailed by first class registered or certified mail, return receipt requested, postage prepaid, and addressed as follows or (unless specifically prohibited) when telexed or telecopied to the telex or telecopy numbers as follows:

     If to the Issuer:   Longview Industrial Corporation
                         300 West Cotton
                         Longview, Texas  75601
                         Attention:  City Attorney
                         Facsimile Number: (903) 237-1009

     If to the Company:  Collins Industries, Inc.
                         15 Compound Drive
                         Hutchinson, KS  67502
                         Attention:Vice President of Finance and CFO
                         Facsimile Number: (316) 663-1630

     If to the Trustee:  Norwest Bank Minnesota, National Association
                         Corporate Trust Services MS 0069
                         6th and Marquette
                         Minneapolis, Minnesota 55479-0069
                         Attention: Corporate Trust Administration
                         Facsimile Number: (612) 667-2160

     If to the Bank:     NationsBank, N.A.
                         Institutional Banking
                         600 Peachtree Street, N.E.
                         13th Floor
                         GA1-006-13-11
                         Atlanta, Georgia 30308
                         Attention: Ms. Gaye Stathis
                         Facsimile Number:  (404) 607-6347

     If to the
     Remarketing Agent:  NationsBanc Montgomery Securities LLC
                         1455 Market Street, 5th Floor
                         San Francisco, California  94103
                         Attention:  Manager, Short Term Desk
                         Facsimile Number: (415) 622-6391

     If to the
     Fiscal   Agent:     Norwest Bank Minnesota, National Association
                         Corporate Trust Services MS 0069
                         6th and Marquette
                         Minneapolis, Minnesota 55479-0069
                         Attention:Investor and Payment Services
                         Facsimile Number:  (612) 667-9825

A duplicate copy of each notice, approval, consent, request or other communication given hereunder by the Issuer, the Company, the Trustee, the Remarketing Agent or the Bank to any one of the others shall also be given to all of the others. The Issuer, the Company, the Trustee and the Bank may, by notice given hereunder, designate any further or different addresses to which subsequent notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.

     Section 8.3. Binding Effect. This Loan Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns.

     Section  8.4.  Severability.  If any provision hereof  shall be  held  invalid  or  unenforceable by any  court  of  competent
jurisdiction,  such  holding  shall  not  invalidate  or   render
unenforceable any other provision hereof.

     Section 8.5. Amounts Remaining in Bond Fund. It is agreed by the parties hereto that any amounts remaining in the Bond Fund and Construction Fund upon expiration or sooner termination of this Loan Agreement, after Payment in Full of the Bonds, payment of the fees, charges and expenses of the Trustee, the Remarketing Agent, the Indexing Agent, the Fiscal Agent and the Bank
(including, without limitation, the fees and expenses of their respective Counsel), and payment of all other amounts required to be paid under the Indenture and under the Reimbursement Agreement, including payment of rebatable arbitrage, shall be paid immediately to the Company by the Trustee.

     Section 8.6. Reliance by Issuer. The Issuer shall have the right at all times to act in reliance upon the authorization, representation or certification of the Company Representative or the Trustee.

     Section 8.7. Issuer's Obligations Limited. Except as otherwise expressly herein provided, no recourse under or upon any obligation or agreement contained in this Loan Agreement or in any Bond or under any judgment obtained against the Issuer, or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise or under any circumstances, under or independent of the Indenture, shall be had against the Issuer.

     Notwithstanding anything in this Loan Agreement to the contrary, it is expressly understood and agreed by the parties hereto that (a) the Issuer may rely conclusively on the truth and accuracy of any certificate, opinion, notice or other instrument furnished to the Issuer by the Trustee or the Company as to the existence of any fact or state of affairs required hereunder to be noticed by the Issuer; (b) the Issuer shall not be under any obligation hereunder to perform any record-keeping or to provide any legal services, it being understood that such services shall be performed either by the Trustee or the Company; and (c) none of the provisions of this Loan Agreement shall require the Issuer to expend or risk its own funds or to otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder, unless it shall first have been adequately indemnified to its satisfaction against the cost, expenses and liability which may be incurred thereby.

     Notwithstanding anything herein contained to the contrary, any obligation which the Issuer may incur under this Loan Agreement or under any instrument executed in connection herewith which shall entail the expenditure of money shall not be a general obligation of the Issuer but shall be a limited obligation payable solely from the Pledged Revenues.

     Section 8.8. Immunity of Directors, Officers and Employees of Issuer. No recourse shall be had for the enforcement of any obligation, promise or agreement of the Issuer contained in the Indenture, this Loan Agreement or in any Bond issued under the Indenture for any claim based thereon or otherwise in respect thereof, against any director, officer, employee or agent, as such, in his individual capacity, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assignment or penalty or otherwise; it being expressly agreed and understood that the Bonds, the Indenture and this Loan Agreement are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any director, officer, employee or agent, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under or by reason of any of the obligations, promises or agreements entered into between the Issuer and the Company whether contained in this Loan Agreement or to be implied therefrom as being supplemental hereto or thereto, and that all personal liability of that character against every such director, officer, employee or agent is, by the execution of this Loan Agreement and the Indenture, and as a condition of, and as part of the consideration for, the execution of this Loan Agreement and the Indenture, expressly waived and released.

     Section 8.9. Payments by Bank. The Bank shall, to the extent of any payments made by it pursuant to the Letter of Credit, be subrogated to all rights of the Issuer or its assigns (including, without limitation, the Trustee) as to all obligations of the Company with respect to which such payments shall be made by the Bank, but, so long as any of the Bonds remain Outstanding under the terms of the Indenture, such right of subrogation on the part of the Bank shall be in all respects subordinate to all rights and claims of the Issuer for all payments which are then due and payable under the Indenture or otherwise arising under this Loan Agreement, the Indenture or the Bonds. The Trustee will, upon request, execute and deliver any instrument reasonably requested by the Bank to evidence such subrogation and the Trustee shall assign to the Bank its rights in any obligations of the Company with respect to which payment of the entire principal balance and accrued interest thereon shall be made by the Bank.

     Section   8.10.    Amendments,  Changes  and  Modifications.
Except as otherwise provided herein or in the Indenture, subsequent to the date of issuance and delivery of the Bonds and prior to their Payment in Full, this Loan Agreement and the Note may not be effectively amended or terminated without the written consent of the Company and the Bank. This Loan Agreement may be modified, altered, amended or supplemented in accordance with the Indenture in order to obtain a rating of the Bonds by the Rating Agency.

     Section 8.11. Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     Section 8.12. Captions. The captions and headings herein are for convenience only and in no way define, limit or describe the scope or intent of any provisions hereof.

     Section  8.13.   LAW  GOVERNING CONSTRUCTION  OF  AGREEMENT.
THIS  LOAN  AGREEMENT  SHALL BE GOVERNED BY,  AND  CONSTRUED  AND
ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

     Section  8.14.   No  Third  Party  Beneficiaries.    It   is
specifically agreed between the parties executing this Loan Agreement that neither this Loan Agreement nor any of the provisions hereof are intended to establish in favor of the public or any member thereof, other than as expressly provided herein, including assignment of the Issuer's rights under this Loan Agreement to the Trustee pursuant to the Indenture, the rights of a third party beneficiary hereunder, as to authorize any one not a party of this Loan Agreement to maintain a suit for personal injuries or property damage pursuant to the terms or provisions of this Loan Agreement. The duties, obligations and responsibilities of the parties to this Loan Agreement with respect to third parties shall remain as imposed by law.

     Section 8.15. Jurisdiction; Immunities. The Company hereby irrevocably submits to the non-exclusive jurisdiction of any Texas State or United States Federal Court sitting in the State over any action or proceeding arising out of or relating to this Loan Agreement, the Indenture or the Bonds, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas State or Federal Court. The Company hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 350 N. St. Paul Street, Dallas, Texas 75201, as its agent to receive on its behalf and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service upon the Company may be made by mailing or delivering a copy of such process to the Company in care of the Process Agent to the Process Agent's above address, and the Company hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service the Company also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address referred to in Section 8.2 of this Loan Agreement. The Company agrees that a final judgment (i.e., an unappealed judgment with respect to which the period for any appeal has lapsed) in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company further waives any objection to venue in the State and any objection to any action or proceeding in the State on the basis of forum non conveniens. Nothing in this Section 8.15 shall affect the right of the Issuer, the Trustee or the Owners of the Bonds to serve legal process in any other manner permitted by law or affect the right of any such party to bring any action or proceeding against the Company or its property in the courts of any other jurisdiction.

     IN WITNESS WHEREOF, the Issuer and the Company have caused this Loan Agreement to be executed in their respective corporate names and their respective seals to be affixed hereto and attested by their authorized officers, all as of the date first above written.

                              LONGVIEW INDUSTRIAL CORPORATION


SEAL
                              By:    s/Bil Stroudt
                                       President
Attest:


     s/Lester Lucy
     Secretary

                              COLLINS INDUSTRIES, INC.

(SEAL)

                              By:  /s/Larry W. Sayre
                                   Vice President of Finance  and
                                   CFO
Attest:


    /s/Lewis W. Ediger
    Secretary